UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039
Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Applied Materials, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on March 8, 2011. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Item 1: Election of 11 directors to serve for a one-year term and until their successors have been elected and qualified:

Name of Director	For	Withheld	Broker Non-Votes
Aart J. de Geus	954,246,394	7,305,256	183,730,590
Stephen R. Forrest	954,222,634	7,329,016	183,730,590
Thomas J. Iannotti	953,607,183	7,944,467	183,730,590
Susan M. James	953,527,939	8,023,711	183,730,590
Alexander A. Karsner	954,095,383	7,456,267	183,730,590
Gerhard H. Parker	954,147,503	7,404,147	183,730,590
Dennis D. Powell	954,311,210	7,240,440	183,730,590
Willem P. Roelandts	953,648,036	7,903,614	183,730,590
James E. Rogers	941,252,849	20,298,801	183,730,590
Michael R. Splinter	925,337,931	36,213,719	183,730,590
Robert H. Swan	954,028,627	7,523,023	183,730,590

All director nominees were duly elected.

Item 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
919,734,439	38,393,271	3,423,940	183,730,590

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement relating to the Annual Meeting.

Item 3: Advisory vote on the frequency of an advisory vote on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
862,424,155	3,910,560	92,642,526	2,574,409	183,730,590

On an advisory basis, the Company’s stockholders indicated their preference for the advisory vote on executive compensation to be held annually.

Item 4: Ratification of the appointment of KPMG LLP as Applied Materials’ independent registered public accounting firm for fiscal year 2011:

For	Against	Abstain	Broker Non-Votes
1,137,388,505	4,575,828	3,317,907	0

This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc.
(Registrant)

Dated: March 11, 2011

	By:	/s/ Charmaine Mesina
Charmaine Mesina
Assistant Corporate Secretary